September 20, 2005

SLM Universal, Inc.
2700 N. Military Trail
Suite100
Boca Raton, FL  33431

                             Re: SLM Universal, Inc.
                                 ------------------

Gentlemen:

      Our firm is counsel for SLM Universal, Inc., a Delaware corporation (the "Company"), with respect to the registration statement on Form SB-2 (the "Registration Statement"), which was filed by the Company with the Securities and Exchange Commission for the purpose of registering 522,800 shares (the "Shares") of Common Stock, par value $.001 per share, of the Company under the Securities Act of 1933, as amended (the "Act"). We have not taken part in any aspect of the Offering.

      In connection with rendering this opinion we have examined originals or copies of the following documents, instruments and agreements (collectively the "Documents"):

                        a) the Articles of Incorporation of the Company, and any amendments, as filed with the State of Delaware; and

                        b) the By-Laws of the Company.

      In our examination, we have assumed, without investigation, the authenticity of the Documents, the genuineness of all signatures to the Documents, the legal capacity of all persons who executed the Documents, the due authorization and valid execution by all parties to the Documents, the authenticity of all Documents submitted to us as originals, and that such Documents are free from any form of fraud, misrepresentation, duress or criminal activity, and the conformity of the originals of the Documents which were submitted to us as copies.


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      Solely for purposes of this opinion, you should assume that our investigation was and will be limited exclusively to all documentation that we believe was necessary in rendering this opinion.

      In rendering this opinion, we have assumed the legal competency of all parties to the Documents and the due authorization, valid execution, delivery and acceptance of all Documents by all parties thereto.

      No opinion is being rendered hereby with respect to the truth and accuracy, or completeness of the Registration Statement or any portion thereof.

      Based upon the foregoing and in reliance thereof, it is our opinion that, subject to the limitations set forth herein, the Shares to be issued will be duly and validly authorized, legally issued, fully paid and non-assessable. This opinion is expressly limited in scope to the Shares enumerated herein which are to be expressly covered by the referenced Registration Statement.

      The opinions set forth herein are limited to the laws of the State of New York, and the federal laws of the United States, and we express no opinion on the effect on the matters covered by this opinion of the laws of any other jurisdiction.

      This opinion is rendered solely for your benefit in connection with the transaction described herein and may not be delivered to or relied upon by any other person without our prior written consent.

      We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement.


                                                      Very truly yours,

                                                      Mintz & Fraade, P.C.

                                                      By: /s/ Alan P. Fraade
                                                          ----------------------
                                                            Alan P. Fraade



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